Exhibit 16
CENTURY CONTROLS INTERNATIONAL, INC.
Form 8-K
SEC File No. 000-30313


                       Callahan, Johnston & Associates, LLC
                    Certified Public Accounts and Consultants

October 28, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated October 27, 2003 of Century Controls International, Inc to be filed with the Securities and Exchange Commission, and are in agreement with the statements Contained therein.

Very truly yours,

/s/ Scott M. Callahan

Callahan, Johnston & Associates, LLC











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